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EXHIBIT 21.1

SUBDIARIES OF THE COMPANY

ACTIVE DOMESTIC SUBSIDIARIES

Westaff (USA), Inc.
Mediaworld International
Westaff Support, Inc.

INACTIVE DOMESTIC SUBSIDIARIES

Western Medical Services, Inc.

ACTIVE FOREIGN SUBSIDIARIES

Australia:
Westaff (Australia) Pty Ltd

New Zealand:
Westaff NZ Limited

Singapore:
Westaff (Singapore) Pte Ltd

United Kingdom:
Westaff (U.K.) Limited

INACTIVE FOREIGN SUBSIDIARIES:

Australia:
Western Personnel Services Pty. Ltd.
Western Temporary Services Pty Limited

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  EXHIBIT 21.1
SUBDIARIES OF THE COMPANY